UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

Mast Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32157	84-1318182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 500, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 552-0866

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2016, Lewis Shuster tendered his resignation to the Board of Directors (the “Board”) of Mast Therapeutics, Inc. (the “Company”) and all committees thereof, effective as of March 10, 2016.  Mr. Shuster’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices during his period of his service as a director.  Mr. Shuster resigned in order to focus his efforts on several new and existing opportunities.  On March 10, 2016, the Board appointed David Ramsay to the Nominating and Governance Committee and Matthew Pauls to the Audit Committee to fill the vacancies created by Mr. Shuster’s resignation.  Following these appointments, the Nominating and Governance Committee consists of Howard Dittrich, Matthew Pauls, and David Ramsay, with Dr. Dittrich serving as Chair of the committee, and the Audit Committee consists of Peter Greenleaf, Matthew Pauls, and David Ramsay, with Mr. Ramsay serving as Chair of the committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mast Therapeutics, Inc.

Date: March 14, 2016	By:	/s/ Brandi L. Roberts
Brandi L. Roberts
Chief Financial Officer and Senior Vice President